Exhibit 4.4

Adoption Agreement


     This   ADOPTION   AGREEMENT  ("Adoption   Agreement"),
effective  as provided herein, is made between  RightCHOICE
Managed  Care, Inc., incorporated in the State of Delaware,
("Employer")   and   the  Blue  Cross   and   Blue   Shield
Association,   an   Illinois   not-for-profit   corporation
("Association").

WITNESSETH:

     WHEREAS,  the  Association  sponsors  the  Tax-Favored
Savings  Program  ("Program") for the Association  and  for
those corporations: (1) which are approved or licensed as a
Blue  Cross Plan or Blue Shield Plan; (2) which are  wholly
owned  or  controlled by a Blue Cross Plan, a  Blue  Shield
Plan,  or  the Association; (3) which are jointly owned  or
controlled  by a group of corporations consisting  of  Blue
Cross Plans, Blue Shield Plans, and/or the Association;  or
(4)   which  are  specifically  approved  by  the  National
Employee  Benefits  Committee  for  participation  in   the
Program (such eligible employers being referred to herein as "Plans"), and each Plan may adopt a version of the Program for its employees;

    WHEREAS,  the Program is administered by  the  National
Employee Benefits Committee (the "Committee"), a standing committee of the Association's board of directors;

    WHEREAS, under a Master Trust Agreement dated June  17,
2000,  as  amended  from time to time  (the  "Master  Trust
Agreement"), the Committee has engaged Fidelity  Management
Trust Company (the "Trustee") to serve as trustee for each Program adopted by a Plan;

    WHEREAS, the Employer qualifies as a Plan and wishes to
(1)  adopt a version of the Program for its employees,  (2)
establish a trust with the Trustee to hold money and  other
property  on  behalf  of the Employer's  Program,  and  (3)
arrange  for  the provision of services to  the  Employer's
Program;

    NOW, THEREFORE, in consideration of the premises, it is mutually agreed as follows:

1.   Adoption of Program; Election of Program Provisions

      Exhibit A to this Adoption Agreement provides for the Employer's adoption of the Program and sets forth the Employer's elections with respect to the provisions of the Program that shall be applicable to the Employer's Program.
A copy of the Program is attached hereto as Exhibit B.

     If this box [x] is checked, Exhibit A to this Adoption Agreement provides for certain transition provisions, which are attached as Exhibit C.
     If this box [x] is checked, the Employer is amending and restating the Employer's Program as further described by Exhibit A.

2.   Adoption of Trust

      As  further  provided by Exhibit D to  this  Adoption
Agreement, the Employer hereby establishes a trust with the
Trustee  for  the  Employer's Program ("Trust")  under  the
terms  and conditions of the Master Trust Agreement.   Such
Trust shall be effective as of the date on which the Trustee accepts the Trust for the Employer's Program by its acknowledgement on Exhibit D.

     If this box [x] is checked, Exhibit D to this Adoption Agreement provides for certain amendments to the Master Trust Agreement, which shall apply to the Trust maintained for the Employer's Program and are attached as Exhibit E.

3.   Investment Elections

      Exhibit F to this Adoption Agreement, as amended from time to time, sets forth the investments to be offered to Participants under the Employer's Program.

4.   Administrative Services Agreement

      The  Employer  hereby engages the Association,  under
direction  by the Committee, to provide administrative  and
other  services to the Employer's Program on the terms  and
conditions  set  forth  in  Exhibit  G  to  this   Adoption
Agreement.

5.    Allocation of Responsibility Between the Employer and
Committee

      If  this  box [ ]  is  checked, the  Committee  and  the
Employer    agree    to   the   allocation    of    certain
responsibilities of the Committee to the Employer, in accordance with Section 11.2 of the Program, as amended. The allocation of responsibilities to the Employer is set forth in Exhibit H to this Adoption Agreement.

6.   Indemnification

      The Employer, on its own behalf and on behalf of the Employer's Program, agrees to indemnify the Committee and the Association in accordance with Section 11.4 of the Program, as amended.

7.   Definitions

      Capitalized terms used in this Adoption Agreement shall have the same meaning as is given those terms under the Program.

8.   Governing Law

      This Adoption Agreement shall be construed according to the laws of the State of Illinois to the extent that State law has not been preempted by federal law.

9.   Effective Dates

       The   effective  date  of  this  Adoption  Agreement
("Adoption Agreement Effective Date") is the date as of which the Employer signs this Adoption Agreement, as set forth below. [The Adoption Agreement Effective Date must be on or before the Trust Effective Date established by Exhibit D.]

     The Effective Date of this Program ("Program Effective
Date") is June 1, 1987. [The Program Effective Date is the date the Employer first adopts the Program. The Program
Effective  Date  is  the  same as  the  Adoption  Agreement
Effective Date, unless this is an amendment and restatement of the Employer's Program.]

      The  effective  date of the Trust  ("Trust  Effective
Date") is June 30, 2000.
[Identify  the Trust Effective Date established on  Exhibit
D.]


      IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement be executed by their respective officers thereunto duly authorized and their corporate seals to be affixed this 20 day of December, 2000.


                            RightCHOICE Managed  Care, Inc.
                            ("Employer")
Attest:
/s/ Hester Owens            By: /s/ M L Berger

Sr. Benefits Admin.         VP HR
Title                       Title

                            Blue Cross and Blue Shield
                            Association ("Association")
Attest:
/s/ Claire A. Weiler        By: /s/ Steve Glowiak

Employee Benefits           Executive Director,
Counsel                     National Employee Benefits
                            Administration
Title                       Title

[Seal]




EXHIBITS

A    Adoption of Program and Election of Program Provisions
B    Program Document
C    Transition Amendments
D    Adoption of Trust
E    Trust Amendments
F    Investment Options
G    Administrative Services Agreement
H    [Reserved]

Exhibit A :  Adoption of Program and Election of Program Provisions

Employer:  RightCHOICE Managed Care, Inc.

Program Effective Date:  June 1, 1987
Adoption Agreement
Effective Date:                  _____________________________

Trust Effective Date
(see  Exhibit D):               June 30, 2000

Effective Date of
Program Elections:              November 30, 2000


1.   Adoption of Program; Effective Date of Program Elections

      The Employer hereby adopts the Program, as amended, as of the Program Effective Date set forth above, subject to the terms and conditions of this Exhibit A.

     If this box [x] is checked, the Employer is amending and restating the Employer's Program as of the Adoption Agreement Effective Date set forth above, and this amendment and restatement is effective only with respect to Participants who are Employees on or after the Adoption Agreement Effective Date (except to the extent the context of a Program provision indicates that it is applicable to a Participant who is not an Employee on or after such date).

The Employer's elections with respect to the provisions of the Program, as amended, which are set forth in Paragraph 3 through 8 of this Exhibit A shall be effective as of the Effective Date of Program Elections set forth above.*

     *Unless this is an amendment and restatement of the Employer's Program, the Effective Date of Program Elections must be the Program Effective Date.

2.   Transition Provisions

      If this box [x] is checked, Exhibit C to the Adoption Agreement includes transition provisions in accordance with Section 12.1 of
the  Program,  as  amended.   The  following  transition  provisions
included at Exhibit C are effective as follows:

     Exhibit C-I is effective as of July 1, 2000.
     Exhibit C-II is effective as of the Effective Date of Program Elections, unless otherwise set forth therein).
     Other (effective as of the Effective Date of Program Elections, unless otherwise set forth therein):
           Exhibit C-III
           Exhibit C-IV

All of the transition provisions set forth in Exhibit C shall apply notwithstanding any other provisions to the contrary elsewhere in this Adoption Agreement or the Program, as amended.

3.   Eligible Employees

      a. Classification. In accordance with Article 2 of the Program, the following classification of persons employed by the Employer shall participate in this Program if they satisfy the Minimum Age and Minimum Service requirements specified below (check appropriate box):

        [x]   all Employees

        [ ] all Employees except those who are members of a union with which the Employer has an existing collective bargaining agreement which was preceded by good faith bargaining over retirement benefits

      b.   Minimum Age.  The Minimum Age Requirement shall be (check one):

        [x]   No Minimum Age Requirement

        [ ]   Age 21

      c.    Minimum Service.  Minimum Service Requirement shall be(check one):

        [ ] 1 Plan Service Year for those Employees who are regularly employed on a full-time basis and 1 Part-time Service Year for those Employees who are not regularly employed on a full-time basis

        [ ]   __ Plan Service Months

        [x]   No Minimum Service Requirement

4.   Employer Contributions

      In accordance with Article 3 of the Program, as amended, the Employer agrees to make contributions under the Program as follows:

     a. Basic Contributions. In accordance with the election of a Participant, the Employer shall reduce the Participant's Compensation and, in lieu of payment of such amount to the Participant, make a Basic Contribution, on behalf of such Participant, provided that no election shall be effective and no Basic Contribution shall be made for a Participant unless the Participant agrees to reduce his prospective Compensation by at least (check one):

        [ ]   2 percent

        [x]   1 percent

     If this box [x] is checked, Participants may not defer more than the percentage of their Compensation for any payroll period as indicated below:

     15%   for all Participants

     __%   for Participant who are highly-compensated employees

     __%   for Participant who are not highly-compensated employees

If a Participant has previously elected to have the Employer make the maximum dollar amount of Basic Contribution, the election shall remain in effect until the Participant makes a new election. The Participant's new election shall specify a whole or half percentage of Compensation.

      b.    Automatic  Basic  Contributions.   If  this  box [ ]  is
checked, the Employer will automatically make Basic Contributions on behalf of Participants who do not affirmatively elect to make, or not to make, Basic Contributions in accordance with Section
3.1 of the Program, as amended.

     Such Basic Contributions shall be made at the following rate of the Participant's Compensation (check one):

        [ ]   1 percent    [ ]  2 percent    [ ]  3 percent

        [ ]   4 percent    [ ]  5 percent

          (i)    New   Employees.   For  Employees   who   become
     Participants  on  or  after  ___________________   [indicate
     date], such Basic Contributions shall begin to be made on behalf of the Participant (check one):

        [ ] upon the first date the Employee becomes a Participant

    [ ] upon the Participant's satisfaction of the minimum service requirement for eligibility to receive matching contributions under the Program

          (ii) Existing Employees. If this box [ ] is checked, Basic Contributions shall automatically begin to be made as of _________________[insert date] on behalf of all Participants who have not made a Basic Contribution election that is in
     effect   as   of  such  date.   The  rate  of   such   Basic
     Contributions shall be the same as those indicated above.

All such automatic Basic Contributions shall be invested in the default Investment Fund as determined under Section 5.2(a)(3) of the Program, as amended, and Paragraph 4b of Exhibit F to the Adoption Agreement, until such time as the Participant provides investment instructions in accordance with Section 5.2 of the Program, as amended.

     c.   Matching Contributions

          (i) Basic Matching Contributions. The Employer shall contribute a1 Matching Contribution on behalf of a Participant in an amount equal to (check one):

    [ ] No Matching Contribution shall be made with respect to Basic Contributions made on behalf of the Employer's Employees

    [x]   60  percent  (not less than 25 percent nor  more  than  100
          percent)   of   the   Participant's  Basic   Contribution;
          provided, however, that no Matching Contribution shall be made with respect to that portion of the Participant's Basic Contribution in excess of (check one):

          [x]  5 percent    of   the   Participant's Compensation

          [ ]  The lesser of 5 percent of the Participant's Compensation or $

          [ ]  6 percent of the Participant's Compensation

          [ ]  The lesser of 6 percent of the Participant's Compensation or $

          and such percentage limit shall be applied (check one):

                [ ] each  payroll period in the  Program Year

                [x] for   the  Program  Year,  in  which  case   such
                    Matching Contribution shall be made each payroll period, and at the end of the Program Year, a "true-up" Matching Contribution shall be made to the extent necessary to cause the Participant's Matching Contribution for the Program Year to equal the percentage indicated as limited above; provided, however, that such "true-up" Matching
                    Contribution   shall  be  made   only   if   the
                    Participant is an Employee on the last day of the Program Year.

          No Matching Contribution shall be contributed as provided in this paragraph 4(c) until the first Entry
          Date on or after a Participant's completion of 1 Plan
          Service Year.  Notwithstanding the foregoing,

                (aa) a reemployed Employee shall be eligible to receive a Matching Contribution as of the date he returns to service if, as of the date he returns to service, he had previously completed 1 Plan Service Year during his prior period of Employment and received or would have received a Matching Contribution on a prior Entry Date had he been employed on such date; and

             (bb) a reemployed Employee shall be eligible to receive
                a Matching Contribution on the Entry Date after he has satisfied the requirement of completing 1 Plan Service Year during his prior and present period of Employment.

           (ii) Additional Matching Contributions. With respect to any Program Year, if this box [ ] is checked, the Employer may
     contribute,  at  its  discretion, an additional  amount.   Such
     additional amount shall be allocated as a Matching Contribution
     among   the   Matching   Contribution  Subaccounts   of   those
     Participants who were actively employed on the last day of the Program Year and for whom Matching Contributions were made in such Program Year in proportion to such Matching Contribution.

            (iii) Treatment as Basic Contributions. Matching Contributions shall not be treated as Basic Contributions unless the Employer elects otherwise by checking this box [ ] and by electing full vesting under Paragraph 6. If the Employer has made such elections, then beginning January 1, 1989, Matching Contributions shall be subject to the same distribution restrictions as apply to earnings on Basic Contributions under Section 8.1 of the Program. Further, the Employer making this election may include the Matching
     Contribution in the calculation of the Actual Deferral Percentage in Section 1.2 of the Program.

      d. Discretionary Contributions. With respect to any Program Year, if this box [ ] is checked, the Employer may contribute a
discretionary  amount.   Such Discretionary  Contribution  shall  be
allocated among the Discretionary Contribution Subaccounts of those Participants actively employed on the last day of the Program Year in proportion to their Compensation for such Program Year.

     Where an Employer has elected full vesting under Paragraph 5 of this Exhibit A, Discretionary Contributions shall be treated as
Basic  Contributions  unless this box [ ] is checked.   Discretionary
Contributions  that  are  treated  as  Basic  Contributions   shall,
beginning January 1, 1989, be subject to the same distribution restrictions as apply to earnings on Basic Contributions under
Section 8.1 of the Program, and shall be included in the calculation of the Actual Deferral Percentage in Section 1.2 of the Program and the calculation of the Average Contribution Percentage in Section 1.5A of the Program.

5.   Vesting

      A Participant's vested interest in the portion of his Account attributable to Matching Contributions and Discretionary Contributions shall be based on his Plan Service Years and determined in accordance with the vesting schedule selected below:

         [ ]  Full (100 percent) vesting at all times

         [ ]  Full (100 percent) vesting after 3 Plan Service Years

         [ ]  Graded vesting in accordance with the following schedule:

               Plan Service Years     Vesting Percentage

                   Less than  2 years          0%
                   2 years                    50%
                   3   or  more years        100%

         [x]  Other (describe below)

               Plan Service Years     Vesting Percentage

                   Less than 3 years           0%
                   3 years                 33.33%
                   4 years                 66.67%
                   5 or more years           100%

          Notwithstanding the vesting schedule selected above, if a Participant dies while in the Employment of the Employer or terminates Employment after becoming Disabled, his vested interest in the portion of his Account attributable to Matching Contributions and Discretionary Contributions shall be 100 percent. Further, a Participant affected by the Client Services relocation beginning January 1, 1997 who has not attained five Plan Service Years, elects not to relocate and elects instead to terminate Employment at any time prior to his designated relocation date shall be entitled upon termination of Employment to a vested interest of 100 percent in the portion of his Account attributable to Matching Contributions and Discretionary Contributions.

      The above vesting schedule became effective as of the later of January 1, 1989 or the date such schedule first applied under transition provisions or an Adoption Agreement adopted subsequent to such date.

6.   In-Service Distributions on Account of Hardship

     Section 8.1 of the Program, as amended, allows a Participant to withdraw amounts from his Account while still employed provided that the withdrawal is needed because of a financial hardship. Such in-service distributions shall be permitted according to the following rules (check one):

      [x] Participants   may   receive  an  in-service   hardship
          distribution only in accordance with the "general" hardship withdrawal rules set forth in Section 8.1(a).

      [ ] Participants   may   receive  an  in-service   hardship
          distribution only in accordance with the "safe harbor" hardship withdrawal rules set forth in Section 8.1(b).

      [ ] Participants   may   receive  an  in-service   hardship
          distribution under the rules of either Section 8.1(b) or Section 8.1(c).

If this box [ ] is checked, Basic Contributions on behalf of a Participant who receives a hardship distribution under the rules of
Section 8.1(b) of the Program, as amended, shall automatically recommence following the 12-month suspension period described by
Section 8.1(b)(2)(iii) of the Program, as amended, in accordance with the Participant's Basic Contribution election in place immediately before the suspension period, unless the Participant elects otherwise.

7.   Distribution Options

      In accordance with Section 8.2 of the Program, as amended, the following distribution options will be available to eligible
Participants following their termination of Employment (check one):

       [x]   Lump sum only

       [ ]   Lump sum or installment payments

8.   Loan Supervisor and Withdrawal Supervisor

      The  Committee  shall be the Loan Supervisor  (as  defined  by
Section 1.31 of the Program) and the Withdrawal Supervisor (as defined by Section 1.44 of the Program), except to the extent that the Committee and Employer may agree to the allocation of responsibilities with respect to the administration of loans and withdrawals in accordance with Section 11.2 of the Program, as amended.


        IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement be executed by their respective officers thereunto duly authorized and their corporate seals to be affixed this 20 day of December, 2000.


                            RightCHOICE Managed  Care,
                            Inc.
                            ("Employer")
Attest:
/s/ Hester Owens            By: /s/ M L Berger

Sr. Benefits Admin.         VP HR
Title                       Title

                            Blue Cross and Blue Shield
                            Association ("Association")
Attest:
/s/ Claire A. Weiler        By: /s/ Steve Glowiak
Employee Benefits Counsel   Executive Director, National
                            Employee Benefits Administration
Title                       Title



Exhibit B - Program Document

(Omitted - Program Document is included as Exhibit 4.3 to the Form S-8)


Tax-Favored Savings Program
Employer  RightCHOICE Managed Care, Inc.


EXHIBIT C-I TO ADOPTION AGREEMENT
TRANSITION PROVISIONS

In accordance with Paragraph 2 of Exhibit A to the Adoption Agreement, the following transition provisions shall be applicable with respect to the Tax-Favored Savings Program ("Program") sponsored by RightCHOICE Managed Care, Inc. ("Employer"), as duly adopted by the Employer in accordance with
Section 12.1 of the Program, effective as of July 1, 2000.

1.   References to Adoption Agreement.

Wherever mentioned in the Program, all references to:

a. Section 3(b)(iii) and Section 3(c) of the Adoption Agreement shall mean Paragraph 4 of Exhibit A of the Adoption Agreement;

b.   Section 5 of the Adoption Agreement shall mean Paragraph  5 of Exhibit A of the Adoption Agreement;

c. Section 5A of the Adoption Agreement shall be interpreted as if daily administration was elected by the Employer;

d. Section 5B of the Adoption Agreement shall mean Exhibit F of the Adoption Agreement;

e. the "next investment change date (as defined in Section 5D of the Adoption Agreement)" shall mean each business day that the Trustee and the New York Stock Exchange are open except as otherwise provided under procedures established by the Committee;

f.   Section  6  of  the  Adoption  Agreement  shall  mean
Paragraph 2 of Exhibit A of the Adoption Agreement; and

g.   Section 7 of the Adoption Agreement shall mean Paragraph  8 of Exhibit A of the Adoption Agreement.

2.   Participant Directions Under the Program.

     Wherever, under the terms of the Program, a Participant is required to provide instructions or directions in writing, the Committee may permit or require the Participant to submit his or her instructions by telephone or electronically in the form and manner specified by the Committee.

3.   Definitions.

a. Section 1.3 ("Adoption Agreement") is amended by adding, after the word "Program," the following language: "as amended from time to time."

b.   Section 1.8 ("Beneficiary") is replaced with the following:

Section 1.8 - "Beneficiary" shall mean the person, persons, or trust last designated by the Participant to receive any benefits payable under the Program upon the death of the Participant, subject to the provisions of Section 8.2. Participants shall designate their Beneficiaries, and may from time to time change the designation of a Beneficiary, in the form and manner specified by the Committee. A designation or change in designation shall become effective only upon receipt by the Committee or its agent in accordance with the Committee's procedures.

c. Section 1.12(c) ("Test Compensation"), shall be amended to read as follows:

(c)  Test   Compensation  shall  be  the   Participant's
compensation, as such term is defined in Code Section 414(s), plus elective contributions that are made by the Employer on behalf of its Employees that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) and 403(b), compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) and employee contributions described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions.

d. Section 1.19 ("Effective Date") is replaced with the following:

Section 1.19 - -"Effective Date" shall mean the date as of which the Employer has adopted the Program, as specified by the Adoption Agreement. If more than one Plan is included in the term "Employer," such term shall mean the date as of which such Plan adopted the Program for its Employees.

e. Section 1.27 ("Fund" or "Investment Fund") is replaced with the following:

"Fund" or "Investment Fund" means an investment option designated by an Employer in the Adoption Agreement in accordance with
Section 5.1(b) for the Employer's Program. As further described by Section 5.1(c), an Investment Fund may be a registered investment company or other commingled investment vehicle, a separate investment fund maintained for the Program, a "Window" allowing Participants access to a broad range of investments, including registered mutual funds or individual securities, or any other investment as determined by the Committee or an Employer.

f. Section 1.32 ("Master Trust Agreement") is deleted and replaced with the following:

Section 1.32 - "Master Trust Agreement" shall mean the master trust agreement by and between the Association, the Committee and the Trustee, and adopted by the Employer in the Adoption Agreement.

g. Section 1.52 ("Trust Fund or Trust") is amended by adding the following sentence:

The Trustee shall maintain a separate trust for each Program adopted by an Employer hereunder, and each such trust shall be a "Trust."

h. Section 1.54 ("Valuation Date") is replaced with the following:

"Valuation Date" shall mean the date as of which the Trustee shall determine the value of the Trust, which shall be each business day that both the Trustee and the New York Stock Exchange are open unless the Committee determines otherwise. The Committee shall determine the value of Accounts in accordance with Section 5.4.

4.   Eligibility Requirements.

Section 2.2 ("Eligible After Effective Date") shall be amended to read as follows:

Section  2.2  - Eligible After Effective Date.   Any  other
present, future, or reemployed Employee shall become a Participant on the first Entry Date on or after the date he satisfies the eligibility requirements specified in the Adoption Agreement, provided he is in the Employment of the Employer on such Entry Date. Notwithstanding the foregoing, an Employee with prior Plan Service shall become a Participant on (i) the date he returns to service if he was a Participant (without regard to Section 2.4) during his prior period of Employment or would have become a Participant on a prior Entry Date, but for his period of absence, or (ii) the date he becomes an Employee if, as of such date, he has satisfied the eligibility requirements specified in the Adoption Agreement.

5.   Contributions and Automatic Enrollment.

      a. Section 3.1 ("Basic Contributions") is amended by replacing the first paragraph thereof with the following:

      Section 3.1 - Basic Contributions. Each Participant may elect to have the Employer reduce his cash Compensation by an amount (at least the minimum amount specified in the Adoption Agreement, and thereafter in 1 percent increments, or in one-half of 1 percent increments if practicable for the Employer) and, in lieu of payment of such portion to him, to have such amount contributed as a Basic Contribution under the Program. Basic Contributions shall be withheld from the Participant's Compensation, transmitted to the Trustee and allocated to the Participant's Basic Contribution Subaccount.

b. Section 3.1 is further amended by inserting the following language immediately before the last sentence thereof:

If so indicated in the Adoption Agreement, a Participant who has not affirmatively elected to make, or not to make, Basic Contributions, shall be deemed to have elected to make Basic Contributions in accordance with the options indicated in the Adoption Agreement. A Participant for whom "deemed" Basic Contributions are made pursuant to the immediately preceding sentence shall be notified on an annual (or more frequent) basis of his reduction percentage and of his right to cease to have such Basic Contributions made on his behalf or to elect a different rate of Basic Contributions.

6.   Limitation on Allocation.

       Section   4.5   ("Additional  Limitation   Applicable   to
Participants'  Accounts  When the Employer  Maintains  a  Defined
Benefit Program") is amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, this Section 4.5 shall not apply to any Program Year beginning on or after January 1, 2000.

7.   Investment of Contributions.

     a. Section 5.1 ("Investment Options") is replaced with the following:

Section 5.1 - Investment Options. All contributions shall be invested among one or more Investment Funds, as further described below.

(a) The Committee shall designate in the Adoption Agreement certain investments to be "National Program Investment Options," provided that each National Program Investment Option must satisfy the requirements to be an "Investment Fund" under
Section 5.1(c). The Committee shall monitor whether the National Program Investment Options remain appropriate for the Program and may add, delete or replace any of the National Program Investment Options from time to time in its sole discretion. In designating and monitoring the National Program Investment Options, the Committee shall be a "named fiduciary" of the Program for purposes of determining whether each National Program Investment Option is appropriate for the Program.

(b) Each Employer shall (1) designate in the Adoption Agreement the Investment Funds in which contributions under the Employer's Program shall be invested in accordance with Participant directions or otherwise, and (2) monitor whether such Investment Funds remain appropriate. In addition, the Employer may add, delete or replace any Investment Fund from time to time in its sole discretion. For this purpose, each Employer is a "named fiduciary" responsible for designating and monitoring the Investment Funds offered under the Program, except that, to the extent that the Employer designates any of the National Program Investment Options (as described by Section 5.1(a)) as Investment Funds for the Employer's Program, the Employer may rely on the Committee's determinations with respect to whether such Investment Funds are appropriate for the Program. To the extent that the Employer designates an Investment Fund that is not a National Program Investment Option (as described by Section
5.1(a)), the Employer is solely responsible for determining whether such Investment Fund is appropriate for the Program and for monitoring such Investment Fund, and the Committee shall not have any co-fiduciary or other responsibility for the Employer's designation of such Investment Fund.

(c) For purposes of the Program, any of the following may be an "Investment Fund:"

          (1)  registered mutual funds;

          (2) other commingled investment vehicles, including without limitation, collective investment trusts maintained by a bank, pooled separate accounts, or other similar investment vehicles;

          (3) a separate fund maintained for the Program (which may be designated as a National Program Investment Option under
Section 5.1(a) by the Committee) or for a version of the Program adopted by an Employer, provided that, if such separate fund is not managed and administered by the Committee or an Employer, the Fund shall be managed by an "investment manager" as defined by ERISA section 3(38). For this purpose, the Committee is a "named fiduciary" with authority to appoint an investment manager for any National Program Investment Option (as defined by Section 5.1(a)) and each Employer is a "named fiduciary" with authority to appoint an investment manager for any Investment Fund (other than a National Program Investment Option as described by Section 5.1(a)) designated by such Employer;

            (4) a "window" option ("Window") that permits Participants to select from a broad range of investments for the investment of their Accounts. Investments available through a Window may (but are not required to) be limited to particular types of securities, such as registered mutual funds, or the Window may permit Participants to invest in individual securities through a brokerage account (subject to appropriate limitations, if any, as determined by the Committee or an Employer). If a Window is designated as an Investment Fund for the Program, the Window must be offered in addition to a range of designated Investment Funds that would, without reliance on investments available through the Window, meet the conditions for a "broad range of investment alternatives" for purposes of Section 404(c) of ERISA and Dept. of Labor Reg. 2550.404c-1. Each Participant electing to invest some or all of his or her Account in investments available through a Window shall be deemed to be the sole "named fiduciary" of the Program with respect to selecting an investment available through the Window, directing the Trustee with respect to such investment, and exercising any voting or other rights with respect to such investment; and

           (5)  any other investments designated by the Committee
or   an  Employer  subject  to  applicable  law  and  regulation, including ERISA.

      (d) All earnings on the investments of an Investment Fund, together with the proceeds from the sale of assets in such Fund, shall be reinvested by the Trustee in the same Fund, and all brokerage commissions, transfer or other taxes, and other charges and expenses incurred in connection with the investments of a Fund shall be charged to such Fund or to the Participants participating in the Fund, unless paid by the Employer under
Section 11.8; provided that, the Committee may direct the Trustee to make any reasonable adjustments and reallocations in connection with any Investment Fund or among Investment Funds. If the Trust Fund receives any money or other property in connection with an Investment Fund and such Investment Fund is no longer offered under the Program, the amounts received may be allocated among current Program participants or to pay Program expenses as determined by the Committee in its sole discretion.

      b.    Section  5.2 ("Income and Expenses  of  a  Fund")  is
renamed   "Investment  Directions"  and  is  replaced  with   the
following:

Section 5.2    Investment Directions.

           (a) Each contribution, including Basic Contribution, Matching Contribution, Discretionary Contribution, and Rollover Contribution, made by or on behalf of a Participant, and amounts in each of the Accounts, shall be invested and reinvested by the Trustee in one or more of the Investment Funds designated by the Employer in the Adoption Agreement as directed by Participants (or Beneficiaries or alternate payees, as applicable), subject to the following:

(1) Instructions from Participants (or from Beneficiaries and alternate payees, as applicable) regarding the investment of contributions, and for changes and reallocations among the Investment Funds, shall be provided in the form and manner prescribed by the Committee and such changes shall be effective as soon as practicable in accordance with procedures established by the Committee.

(2) Changes in instructions for the allocation of new contributions and for reallocations among Investment Funds may be subject to limitations as to frequency as determined by the Employer's elections in the Adoption Agreement, subject to
Section  5.2(b).   A  loan  made to the Participant  pursuant  to
Article IX shall not be regarded as a change in investments for purposes of this provision.

(3) If a Participant (or a Beneficiary or alternate payee, as applicable) does not specify the investment of any contributions or other amounts (including Basic Contributions deemed to be elected under Section 3.1), the contributions or other amounts shall be allocated to one or more Investment Funds as specified by the Employer in the Adoption Agreement until the Participant (or a Beneficiary or alternate payee, as applicable) provides instructions.

(4) If the Committee or an Employer deletes or replaces an Investment Fund, the Committee or Employer (as the case may be) may direct the Trustee to liquidate the portion of any Account allocated to the deleted or replaced Investment Fund and allocate the proceeds in another Investment Fund under the Program until such time as the Participant (or a Beneficiary or alternate payee, as applicable) provides instructions.

           (b) The Program shall be administered as a program described in Section 404(c) of ERISA and Dept. of Labor Reg. 2550.404c-1 so as to relieve the fiduciaries of the Program from liability for any losses which are the direct and necessary result of investment instructions given by Participants and Beneficiaries. Accordingly, the Program shall, in accordance with the provisions of such regulations:

                      (1)    provide  an  opportunity  for   each
Participant or Beneficiary to exercise control over assets in his individual Account, and

                     (2)  provide each Participant or Beneficiary
an opportunity to choose, from a broad range of investment alternatives, the manner in which some or all of the assets in his Account are invested.

      c. Section 5.4 ("Valuation of Accounts") is replaced with the following:

Section 5.4 - Valuation of Accounts. As of each Valuation Date, the Committee shall (a) allocate to each Participant's Account all contributions, payments, distributions, earnings, expenses, investment gains and losses, and any other amounts to be allocated as determined by the Committee, and (b) determine the value of each Participant Account at fair market value. The Committee's allocations and valuations shall be carried out in accordance with methods consistently followed and uniformly applied, provided that Committee may adopt reasonable practices and procedures concerning allocations and adjustments to Participants' Accounts. In addition, the valuation of all Participants' Accounts is subject to Section 11.6.

8.   Hardship Distributions.

Section 8.1 ("In-Service Withdrawals of Employer Contributions") is amended as follows.

a.   New Section 8.1(b) and (c) are added to read as follows:

           (b) If so provided in the Adoption Agreement, in lieu of the provisions of Section 8.1(a), a Participant shall be entitled to receive a hardship withdrawal if the Participant certifies, in the form and manner required by the Withdrawal Supervisor, that the withdrawal is made on account of an immediate and heavy financial need of the Participant and the withdrawal is necessary to satisfy the immediate and heavy financial need of the Participant, as determined in accordance with the following rules:

                 (1) The Participant must certify that the withdrawal is made on account of one of the events or categories of expenses described in the first five subsections of Section
8.1(a)(1);

                (2) The withdrawal shall be deemed necessary to satisfy the immediate and heavy financial need of the Participant only if the following requirements have been met:

                         (i)  the Participant certifies that such
withdrawal does not exceed the amount required to meet the immediate financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

                          (ii)  the Participant has obtained  all
other   distributions,   except   hardship   distributions,   and
nontaxable (at the time of the loan) loans from plans maintained by the Employer which are then available;

                           (iii)       the  Participant  is   not
permitted to elect to make Basic Contributions for the 12-month period following the hardship withdrawal; and

                          (iv) for each Participant who obtains a
hardship withdrawal which includes amounts which are attributable to Basic Contributions, the limit described in the third paragraph of Section 3.1 shall be reduced for the calendar year following the calendar year in which a hardship withdrawal is made to such Participant by an amount equal to the amount of the Participant's Basic Contributions made in the calendar year in which the hardship withdrawal occurred.

A Participant who has completed a 12-month suspension as described in clause (iii) above may elect to resume participation in the Program for the period immediately following such suspension by notifying the Committee of such election in accordance with its procedures, or if so elected by the Employer in the Adoption Agreement, Basic Contributions on behalf of the Participant shall automatically recommence at the end of such suspension period in accordance with the Participant's Basic Contribution election in place immediately prior to such suspension period, unless the Participant elects otherwise in accordance with the Committee's procedures.

(c) If the provisions of Section 8.1(b) are adopted in the Adoption Agreement, and this Section 8.1(c) is also adopted in the Adoption Agreement, a Participant may also qualify to receive a hardship withdrawal in connection with the following events and expenses, provided that all applicable conditions under Section 8.1(a) are satisfied:

          (1)  Funeral expenses and unreimbursed medical expenses
relating  to  the  last  illness  of  a  family  member  of   the
Participant;

          (2) The partial or total loss of income of the Participant's spouse;

          (3) Amounts necessary to pay any outstanding court ordered judgement.

b.   Existing Sections 8.1(b) and (c) are redesignated as Section
8.1(d) and (e) and amended to read as follows:

(d) The amount withdrawn may not exceed the actual expense incurred or to be incurred by the Participant on account of such hardship. A Participant who desires a hardship withdrawal and who is eligible to obtain a loan from the Program must first request such a loan for the maximum amount under the Program in order to meet the financial need causing the hardship. A withdrawal request must be for at least $1,000.

      (e) Only one such withdrawal shall be permitted during a twelve month period; provided, however, that all hardship withdrawals made prior to the time that Fidelity Management Trust Company became Trustee shall be disregarded for this purpose.

c. Existing Sections 8.1(d), (e), and (f) are redesignated as Sections 8.1(f), (g) and (h), respectively.

9.   Other Distributions.

       a.    Section  8.2  ("Payment  on  Death,  Retirement   or
Separation From Service") is amended by adding the following new paragraph to the end thereof:

Notwithstanding the foregoing, if the Adoption Agreement so permits, in lieu of a lump sum distribution, a Participant otherwise entitled to commence distribution under this Section
8.2 whose vested accrued benefit exceeds $5,000 may elect to commence distribution in the form of monthly, quarterly, semi-annual, or annual installment payments over a period, or in a specified dollar amount, designated by the Participant. During the period of the installment payments, the Participant may continue to direct the investment of his Account among the Investment Funds in accordance with Section 5.2. If a Participant who has elected to receive an installment distribution dies before receiving the entire vested interest in his Account, the remaining Account balance shall be distributed to his surviving spouse, Beneficiary, or estate in accordance with the preceding provisions of this Section 8.2.

     b.   Section 8.3 ("Time of Payment") is amended by replacing
the   second  to  last  paragraph  of  Section  8.3(a)  with  the following:

Distributions authorized solely as a result of the occurrence of one of the events described in the preceding sentence shall be made only in the form of a lump sum as defined in Code Section 402(d)(4) (effective January 1, 1993), without regard to clauses
(i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof, and shall be subject to the consent requirements prescribed in the first sentence of this Section 8.3(a); provided, however, that a distribution permitted on Program termination may be made to the Participant without his consent to the extent provided in Treasury Regulations.

      c. Section 8.3 ("Time of Payment") is further amended by replacing the entire first paragraph, and the second paragraph up to the ":", of Section 8.3(b) with the following:

           (b) Effective January 1, 1989, notwithstanding any provision of the Program that is or may be interpreted to the contrary, distributions under this Program shall be made in accordance with the regulations under Code Section 401(a)(9), including Treas. Reg. 1.401(a)(9)-2. For Participants who attain age 70-1/2 prior to 2001, under no circumstances shall payment hereunder commence later than April 1 of the calendar year following the calendar year in which the Participant attains the age of 70-1/2, unless the Participant attained age 70-1/2 before January 1, 1988 (and was not a 5-percent owner during any Program Year since the Participant attained the age of 66-1/2), in which case the rule in Subsection (b) as in effect on December 31, 1988 will continue to apply. In the case of a Participant who attained the age of 70-1/2 in 1988 who was not a 5-percent owner and who had not separated from service prior to January 1, 1989, payment hereunder must commence no later than April 1, 1990. For Participants who attain age 70-1/2 after 2000, under no circumstances shall payment hereunder commence later than April 1 of the calendar year following the calendar year in which the Participant attains the age of 70-1/2, or, if later and the Participant is not a 5-percent owner, terminates employment. In order to ensure that payment is made no later than April 1, the amount payable to the Participant shall be determined no later than the last Valuation Date which precedes by 30 days the April 1 commencement date specified in this Section. In no event shall the amount paid to the Participant be less than the minimum amount required by regulations under Code Section 401(a)(9).

                If a Participant is in the Employment of the Employer at or after the time he attains age 70-1/2 and the Participant is required to commence distribution of benefits under the rules described in the preceding paragraph, the following rules shall apply:

10.  Loans.

     Section 9.1 ("Loans to Eligible Participants") is amended as follows:

a.   Section  9.1(b)  is amended by replacing  "4  years  and  9 months," with "5 years."

      b. Section 9.1(c) is amended by deleting the second sentence thereof.

      c. Section 9.1(e) is amended by deleting the second sentence thereof.

11.  Administration of Program.

a. Section 11.1 ("National Employee Benefits Committee") is amended by adding the following sentence after the end of the fourth sentence:

In   addition,   the   Committee  may   allocate   administrative
responsibilities with respect to the Program to the Employer, as further described by Section 11.2.

b.    Section  11.2  ("Administration")  is  replaced  with  the following:

      Section 11.2 - Administration. The Committee is the named fiduciary and the administrator of the Program and shall have the sole power, duty and responsibility of directing the administration of the Program, except to the extent that (a) such power, duty and responsibility is delegated to an agent of the Committee, including but not limited to the Association, a Recordkeeper or the Employer, or (b) the Committee allocates to the Employer any of the authority or responsibility of the Committee to act with respect to the Program (including but not limited to responsibility and authority to act as Loan Supervisor or Withdrawal Supervisor), in which case the Employer shall be the named fiduciary and administrator under the Program with regard to such allocated responsibility or authority. The Committee's allocation of authority or responsibility to an Employer, and the Employer's acceptance of such allocation, shall be in writing. The Committee may not revoke its allocation of authority to an Employer except with the Employer's written consent.

The Committee (or an Employer with respect to matters allocated to the Employer by the Committee) shall have the sole and absolute right and power to construe and interpret the provisions of the Program and administer it for the best interest of the Participants and Beneficiaries, including, but not limited to, the following powers and duties:

           (a) to construe any ambiguity and interpret any provision of the Program or supply any omission or reconcile any inconsistencies in such manner as it deems proper, in its sole discretion;

          (b) to decide all questions arising in connection with the Program, including all questions relating to eligibility and to the amount, manner, and time of any payments hereunder, to determine the right of any person to a payment, and to prescribe a procedure for claims review;

           (c) to establish uniform rules and procedures to be followed by Participants in electing to make contributions or have contributions made on their behalf, electing investment options, requesting withdrawals, and in any other matters required to administer the Program;

           (d) o receive and review reports from the Trustee of the financial condition and of the receipts and disbursements of the Trust;

           (e) to establish written procedures (consistent with the regulations prescribed under Code Sections 401(a)(13) and 414(p) and ERISA Section 206(d)) to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders;

           (f) to adopt such rules as it deems necessary or desirable; and

            (g)  to   delegate  some  or  all  of  its  duties,
responsibilities, and authorities to one or more specified parties, including the Employer and the Recordkeeper.

      All directions by the Committee (or the Employer with respect to matters allocated to the Employer by the Committee) shall be final, binding and conclusive on all parties concerned, including the Trustee, and all decisions of the Committee (or
Employer, as applicable) as to the facts of any case and the meaning, intent, or proper construction of any provision of the Program, or as to any rule or regulation in its application to any, case shall be final, binding and conclusive, except as otherwise provided by law.

Benefits  under the Program shall be paid only if  the  Committee
(or the Employer, as applicable), or its designee, decides in its discretion that the claimant is entitled to the requested benefit under the Program.

      The Recordkeeper shall maintain and preserve a record for each Participant which shows all items of information required for the administration of the Program. All disbursements by the Trustee shall be made upon, and in accordance with, the written direction of the Committee (or to the extent such disbursement authority has been allocated to it, the Employer). Any order, direction or advice required under the terms of the Master Trust Agreement shall be given by the Committee (or the Employer) in the manner therein set forth.

c. Section 11.4 ("Liability of the Committee") is amended by adding the following:

     The Employer, on its own behalf and (to the extent permitted by applicable law) on behalf of the Employer's Program, hereby agrees to indemnify past, present and future members of the Committee against any and all claims, liabilities, losses, judgments, and expenses (including attorneys' fees) to which they may be subject by reason of their service on the Committee except in relation to suits against them by the Association or in relation to matters in which they shall be finally adjudged to be guilty of any dishonest, fraudulent or malicious act, or willful or reckless violation of any statute. This obligation of the Employer's Program shall be discharged through the purchase of insurance by the Association to the extent of the proceeds of such insurance.

     The Employer, on its own behalf and (to the extent permitted by applicable law) on behalf of the Employer's Program, further hereby agrees to indemnify past, present and future members of the Committee against any and all claims, liabilities, losses, judgments, and expenses (including attorneys' fees) relating to the Employer's designation of Investment Funds for the Program, including without limitation any and all claims, liabilities, losses, judgments, and expenses (including attorneys' fees) arising as a result of the failure of the Employer to properly discharge its fiduciary duties in connection therewith, provided that the Employer and the Employer's Program shall not be required to indemnify hereunder to the extent that any such claims, liabilities, losses, judgments, and expenses (including attorneys' fees) arise from negligence or a breach of fiduciary duty by the Committee in connection with the designation and monitoring of the National Program Investment Options (as described by Section 5.1(a)).

     The Employer, on its own behalf and (to the extent permitted by applicable law) on behalf of the Employer's Program, also hereby agrees to indemnify the Association against any and all claims, liabilities, losses, judgments, and expenses (including attorneys' fees) to which it may be subject under any agreement which it is directed to sign by the Committee to carry out the terms of the Program. Such agreements include, without limitation, the Master Trust Agreement, any agreement with the Recordkeeper, and any agreement with an Investment Manager. Such claims, liabilities, losses, judgments, and expenses include, without limitation, any amounts which the Association is contractually obligated to pay pursuant to an indemnity provision in such an agreement.

d. Section 11.6 of the Program ("Correction of Errors") (as amended by a Tax-Favored Savings Program Amendment effective as of January 1, 1999) is further amended by replacing the current provision with the following:

Section  11.6  -  Correction of Errors.   For  purposes  of  this
Section 11.6, an "error" means any change in records or an error in processing contributions or other transactions for a Participant's Account that results in an incorrect amount held in a Participant's Account, instead of the amount that would have been held in the Account had the records been correct or had the error not been made. Upon discovery of any error, the Committee shall correct the error by adjusting, as far as practicable, the amount held in the Participant's Account in such manner that the amount to which the Participant is correctly entitled shall be reflected. Further, if any change in records or error results in any Participant, Beneficiary or alternate payee receiving from the Program an amount other than what he would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such manner that the amount to which such person was correctly entitled shall be paid. The phrase "as far as practicable" as used in this section with regard to correction of a Participant's Account and correction of a Participant's, Beneficiary's or alternate payee's payment shall mean correction back to the date the error occurred to the extent practicable as determined by the Committee, provided that the Committee shall not correct any error hereunder if a written confirmation or statement putting the Participant on notice of the error was delivered to the Participant in accordance with the Committee's standard procedures, unless the Participant notified the Recordkeeper within 12 months from the date of such confirmation or statement. Notwithstanding the foregoing, the manner and extent of correction of any such error shall be in conformance with all guidance published by the Internal Revenue Service.

e.    New  Section 11.7 ("Effect of Allocation and Delegation  of
Authority") is added:

      Section 11.7 - Effect of Allocation and Delegation of Authority. To the extent that the Committee allocates to the Employer any of its responsibilities under the Program under
Section 11.2, or the Program allocates to the Employer certain responsibilities (including without limitation the responsibility for designating Investment Funds), the Employer shall be solely responsible for carrying out such allocated responsibilities and the Committee shall not be liable for any act or omission of the Employer in carrying out such allocated responsibilities except as otherwise required by ERISA.

      Any persons with fiduciary responsibilities with respect to the Program may allocate their fiduciary responsibilities between themselves, or delegate fiduciary responsibilities (other than trustee responsibilities) to another person. Except as otherwise provided by ERISA, no fiduciary of the Program shall be responsible or liable for any acts or omissions of another Program fiduciary, unless the Program expressly provides for
shared   fiduciary   responsibility  and  the  shared   fiduciary
responsibility has not been allocated or delegated. If an investment manager (as described by Section 3(38) of ERISA) is appointed, then no fiduciary shall be liable for the acts or omissions of such investment manager or be under an obligation to invest or otherwise manage any asset of the Program which is subject to the management of such investment manager.

     f.   New Section 11.8 ("Program Expenses") is added:

     Section 11.8 - Program Expenses. To the extent permitted by law, the expenses of the Program shall be paid from the Trust Fund unless paid by the Employer. The Employer or the Committee may elect to pay expenses properly chargeable to the Program and then obtain reimbursement from the Program for the reimbursement of expenses. Expenses of the Program include, but are not limited to, investment management, custodial, legal, consulting, and insurance and bonding expenses, and expenses in administering the Program. Without limiting the foregoing, if the Committee delegates any of its powers and duties, both ministerial and discretionary, to any agents, such agents, including the Association, may receive reasonable fees for services provided, provided however, (a) the Association may receive such fees only if approved by the Employer, and (b) amounts received by the Employer hereunder shall be limited to the reimbursement of direct expenses incurred unless otherwise permitted by ERISA.

12.  Claims.

     The following is added to Section 14.6 ("Claims"):

      All inquiries and claims respecting the Program shall be in writing directed to the Committee (or to the Withdrawal Supervisor or Loan Supervisor if such inquiry or claim is within the responsibility of the Withdrawal Supervisor or Loan Supervisor, as the case may be) in accordance with procedures established by the Committee which shall comply with applicable Department of Labor regulations and shall be published by the Committee in the summary plan description. In carrying out claims administration the Committee or its designee shall have all of the discretion and authority provided under Section 11.2. In addition, in accordance with Section 11.2, the Committee may allocate part of or all of its responsibilities with respect to the administration and determination of claims hereunder to the Employer.

      Claimants must follow the Committee's claims procedures before taking action in any other forum regarding a claim for benefits under the Program. Any suit or legal action initiated by a claimant under the Program must be brought by the claimant no later than 1 year following a final decision on the claim for benefits by the Committee (including the decision on any appeal of the claim). The 1-year statute of limitations on suits for benefits shall apply in any forum where a claimant brings such suit or legal action.

13.  Non-assignment of Accounts.

Section 14.8 ("Non-assignment of Accounts") is replaced with  the following:

Section 14.8 - Non-assignment of Accounts. A Participant's interest under this Program shall be payable only in the manner provided in the Program and shall not be transferred, assigned, or alienated, except as provided in Article IX (relating to loans) or as required by the terms of a "qualified domestic relations order" (as defined in Code Section 414(p)) entered on or after January 1, 1985. The Committee shall treat a domestic relations order entered before January 1, 1985 as a qualified domestic relations order if distribution of a Participant's interest pursuant to such order has commenced as of such date. The Committee may, in its sole discretion, treat any other domestic relations order entered before January 1, 1985 as a qualified domestic relations order.

      In the case of any domestic relations order received by the Committee on or after January 1, 1985, the Committee shall promptly notify the Participant and each alternate payee (as defined in Code Section 414(p)(8)) of the receipt of such order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is qualified and shall notify the Participant and each alternate payee of such determination.

      During the period in which the qualified status of a domestic relations order is being determined (by the Committee, a court, or otherwise), the Participant's Account shall not be available for loans, withdrawals, or distributions. If it is determined that the order is not qualified, then the Committee shall direct the Trustee to disregard the order in determining the portion of the Participant's Account that is available for loans, withdrawals, and distributions.

     If the order (or modification thereof) is determined to be a qualified domestic relations order, the Committee shall direct the Trustee to pay each alternate payee the amounts to which he is entitled. Such payment shall be made as soon as practicable, to the extent consistent with the terms of the order, even if the Participant remains in the Employment of the Employer and has not attained age 55. If a qualified domestic relations order requires payment to an alternate payee to be deferred, the Committee shall direct the Trustee to hold the amount payable to the alternate payee in a separate account for the benefit of such payee, and the alternate payee shall have the right to direct investments with respect to such separate account. Undirected amounts shall be invested in the default Investment Fund(s) in accordance with Section 5.2(a).

14.  Failure to Qualify.

Section 14.14 ("Failure to Qualify") is deleted and reserved.

APPROVED:

RIGHTCHOICE MANAGED CARE, INC.
("Employer")

By: /s/ ML Berger

Title: VP HR

Date: 6/21/2000


NATIONAL EMPLOYEE BENEFITS
     COMMITTEE

By: /s/ Steve Glowiak

Title: Assistant Secretary

Date: 6/23/2000

H:ak\401k\amend\241 Ex C-I


                   Tax-Favored Savings Program
                 RightCHOICE Managed Care, Inc.


EXHIBIT C-II TO ADOPTION AGREEMENT
TRANSITION PROVISIONS

In accordance with Paragraph 2 of Exhibit A to the Adoption Agreement, the following transition provisions shall be applicable with respect to the Tax-Favored Savings Program ("Program") sponsored by RightCHOICE Managed Care, Inc. ("Employer"), as duly adopted by the Employer in accordance with
Section 12.1 of the Program, effective July 1, 2000 except as specified below.

The Transition Provisions to Adoption Agreement, as previously amended, shall be further amended and restated in this Exhibit C-
II as follows:


1. Compensation. Effective October 1, 1999, Section 1.12(a) of the Program, as previously amended, shall be further amended as follows:

The provisions of Section 1.12(a) of the Program shall apply except that the following shall be added before the last sentence thereof:

Compensation shall include any amount which the Participant elected pursuant to a salary reduction agreement under Section 132 of the Internal Revenue Code, provided that the Participant could have had such amounts paid in cash or otherwise contributed towards a currently taxable benefit.

Compensation shall exclude the following:

a.   amounts received as an expense allowance;
b.   amounts received as an automobile allowance;
c.   amounts received as a suggestion award;
d.   imputed income attributable to group life insurance; and
e.   any  other  amounts received as extraordinary  compensation
(including, but not limited to, finder's fees).

2.    Entry Date.  Effective October 1, 1994, Section 1.24 of the
Program, Entry Date,  shall be amended to read as follows:

"Entry Date" shall mean the first date of the next payroll period or as soon as thereafter as practicable. Notwithstanding the foregoing, however, in the case of a Participant who elects to change the amount of Basic Contributions upward or downward or discontinue and recommence Basic Contributions in accordance with
Section 3.1, with respect to such change or recommencement, "Entry Date" shall mean the first day of the next payroll period following receipt of the appropriate form by the Employer or as soon thereafter as practicable.

3.    Program.   Effective  July 1, 2000,  Section  1.43  of  the
Program, Program, as previously amended shall be further amended by deleting the text added to such section effective March 22, 1995 and by adding the following to the end thereof:

With respect to RightCHOICE Managed Care, Inc., effective July 1, 2000, its version of the Tax-Favored Savings Program shall be named the "Alliance Blue Cross Blue Shield 401(k) Savings Program." For the period March 22, 1995 through June 30, 2000, its version of the Tax-Favored Savings Program shall be named "The Care Program."

4. Change or Discontinuance of Basic Contributions. Effective July 1, 2000, the second paragraph of Section 3.1, Basic Contributions, as previously amended, shall be further amended by inserting the following immediately before the last sentence of such paragraph:

Subject to the limitations of this Section 3.1, a Participant may change the amount of Basic Contributions to be made on his behalf upward or downward, may elect to recommence Basic Contributions following suspension of Basic Contributions, and may elect to have such Basic Contributions cease effective as of the next Entry Date. Such change or discontinuance shall be made in the form and manner prescribed by the Employer and by such time as is specified by the Employer based on uniform nondiscriminatory standards consistently applied. A Participant who elected to have such Basic Contributions cease is eligible to elect to recommence such Basic Contributions on the next Entry Date. In no event may such an election or change be made with respect to Compensation which has already been made available to the Employee.

5.     Matching  Contributions.    Effective  February  1,  1998,
Section 3.2 of the Program, as previously amended, shall be further amended by deleting the first sentence of such Section and substituting the following in lieu thereof:

Concurrently  with  the  payment to  the  Trustee  of  any  Basic
Contribution on behalf of any Participant, the Employer shall contribute such Matching Contribution as is specified in the Adoption Agreement, provided, however, that a Participant shall become eligible for Matching Contributions at the time specified in the Adoption Agreement. Any Matching Contribution made on behalf of a Participant following the close of a Program Year shall be transferred by the Employer to the Trustee no later than the latest date after the close of the Program Year that is required by applicable law in order that such Matching Contribution be treated as relating to such Program Year.

6.    In-Service  Withdrawals.  Effective July 1,  2000,  Section
8.3,  Time  of Payment, shall be amended by adding a new  Section
8.3(c) as follows:

A   Participant  who  has  attained  age  59-1/2  may,  while  in
Employment,  withdraw all or any portion of  the  then  remaining amounts in his Account. A Participant shall make such a withdrawal in the form and manner prescribed by the Committee and the withdrawal amount shall be paid as soon as practicable after the Participant requests such withdrawal.

7.    Loans.  Pursuant to transition provisions effective July 1,
1993 and October 1, 1994, the provisions of Section 9.1 of the Program shall apply except as follows:

a.   Section 9.1(h) shall be amended to read as follows:

Loans may be for any purpose and must be for amounts that are multiples of $100.

b. A new Section 9.1(l) shall be added, effective July 1, 1993, to read as follows:

The provisions of the Program's participant loan program shall be as set forth in this Section 9.1, except that the minimum loan amount, the maximum number of loans which a Participant may have outstanding at any time and the permitted time of prepayment of an outstanding loan shall be as determined by a committee (the "Employer Loan Group") appointed by the Board of Directors of the Employer and as set forth by the Employer Loan Group in a separate written document which shall be executed by the Employer Loan Group and which shall form part of the Program (the "Separate Loan Document"). The Separate Loan Document shall state that it is part of the Program and shall become effective upon execution by the Committee. The Employer Loan Group may change the minimum loan amount, the maximum number of loans which a Participant may have outstanding and the permitted time of prepayment of an outstanding loan in an amended Separate Loan Document, which shall state that it is part of the Program and which shall become effective upon execution by the Committee.

8.     Prior  Transition  Amendments.   All  provisions  of   the
Transition Provisions which were adopted prior to the date of the adoption of this Exhibit C-II shall be deleted, except for those provisions which are restated in this Exhibit C-II.

                         RightCHOICE Managed Care, Inc.
                         ("Employer")

                         By:  /s/ ML Berger

                         Title: VP HR

                         Date: 6/21/00

                         APPROVED:

National Employee Benefits Committee

                         By:  /s/ Steve Glowiak
                                   Assistant Secretary


H:ak\401k\amend\241 Ex C-II


Tax-Favored Savings Program
RightCHOICE Managed Care, Inc.

Separate Loan Document


The following provisions shall become part of the participant loan program of the Tax-Favored Savings Program ("Program") sponsored by RightCHOICE Managed Care, Inc., effective October 1,
1994.

1.   Minimum Loan Amount.

The minimum loan amount is $500.

2.   Maximum Number of Loans Outstanding.

A Participant may have no more than two loans outstanding at any time.

3.   Permitted Time of Loan Payoff.

The provisions of Section 9.l(b) of the Program shall apply, whereby a loan may be paid in full at any time with no penalty for prepayment.

APPROVALS:

EMPLOYER LOAN GROUP

By:    /s/ ML Berger

Title:  VP, Human Resources

By:    /s/ Janice C. Forsyth

Title:  SVP. and General Counsel

By:    /s/ Edward J. Tenholder

Title:  SVP, Client Services & Corp. Supt.

Date: July 18, 1996

NATIONAL EMPLOYEE BENEFITS COMMITTEE

By:   /s/ Dorothy Calhoon

Title:    Secretary


                   Tax-Favored Savings Program
                 RightCHOICE Managed Care, Inc.

EXHIBIT C-III TO ADOPTION AGREEMENT
TRANSITION PROVISIONS

In accordance with Paragraph 2 of Exhibit A to the Adoption Agreement, the following transition provision shall be applicable to the Tax-Favored Savings Program ("Program") sponsored by RightCHOICE Managed Care, Inc. ("Employer"), as duly adopted by the Employer in accordance with Section 12.1 of the Program, as amended, effective as of July 1, 2000.

Section 5.1 of the Program, as amended ("Investment Options"), is amended by adding new Section 5.1(e):

      (e) If, in the Adoption Agreement, the Employer designates as an Investment Fund under the Employer's Program an Investment
Fund (a "Stock Fund") invested primarily in stock issued by the Employer or an affiliate ("Stock"):

(1) the Employer shall be fully responsible, and the Committee shall not have any responsibility, with respect to (a) directing the Trustee as to the management and operation of the Stock Fund, including without limitation such matters as the procedures for making acquisitions and sales of the Stock for the Stock Fund and the effecting of Participant instructions with respect to their interests in the Stock Fund, and (b) for satisfying all registration, reporting and other requirements applicable to the Stock or to the Stock Fund required under Federal or state securities laws with respect to the Trust's ownership of Stock, including, without limitation, registration requirements under the Securities Act of 1933 and any reports required under section 13 or 16 of the Securities Exchange Act of 1934; and

(2) in connection with each matter brought before an annual or special stockholder's meeting of the issuer of the Stock, or with respect to any tender or exchange offer made with respect to the Stock, each Participant having an interest in the Stock Fund (or, if applicable his or her Beneficiary or an alternate payee) shall have the right to direct the Trustee as to the manner in which to vote, tender or exchange (as the case may be) the number of whole and partial shares of Stock represented by the Participant's interest (both vested and nonvested) in the Stock Fund. In accordance with procedures established by the Employer with the Trustee, at the time of mailing of notice of each such annual or special stockholders' meeting, or in the case of any tender or exchange offer, a copy of the notice and the proxy solicitation, or such other materials as are provided to shareholders of the Stock in the case of a tender offer or exchange, shall be delivered to each Participant (or, if applicable, to his or her Beneficiary or an alternate payee) with an interest in the Stock Fund, together with a voting direction form for return to the Trustee or its designee in a manner consistent with Section 404(c) of ERISA and Department of Labor Regulations at 29 CFR
section 2550.404(c)-1(b). The Trustee shall vote, tender, or exchange (as the case may be) the shares of Stock as directed by Participants (or, if applicable, Beneficiaries and alternate payees). The Trustee shall not vote, tender or exchange shares for which it receives no voting directions provided that a copy of the proxy or other appropriate shareholder materials were delivered to Participants (or, if applicable, to a Beneficiary or an alternate payee) as required hereunder.

RightCHOICE Managed Care, Inc.          ("Employer")
By:  /s/ M L Berger
Title: VP HR
Date:   6/21/00
                         APPROVED:
National Employee Benefits Committee
By: /s/ Steve Glowiak
     Assistant Secretary


H:ak\401k\amend\241 Ex C-III


                   TAX-FAVORED SAVINGS PROGRAM
RightCHOICE Managed Care, Inc.

EXHIBIT C-IV TO ADOPTION AGREEMENT
TRANSITION PROVISIONS

          In accordance with Paragraph 2 of Exhibit A to the Adoption Agreement, the following transition provision shall be applicable to the Tax-Favored Savings Program ("Program") sponsored by RightCHOICE Managed Care, Inc. ("Employer"), as duly adopted by the Employer in accordance with Section 12.1 of the Program, as amended, effective as of November 30, 2000.

Program.   Effective  November 30,  2000,  Section  1.43  of  the
Program, Program, as previously amended shall be further amended by deleting the text added to such section effective July 1, 2000 and by adding the following to the end thereof:

     With respect to RightCHOICE Managed Care, Inc., effective November 30, 2000, its version of the Tax-Favored Savings Program shall be named the "Blue Cross and Blue Shield of Missouri 401(k) Savings Program." For the period July 1, 2000 through November 29, 2000, its version of the Tax-Favored Savings Program shall be named the "Alliance Blue Cross Blue Shield 401(k) Savings Program"; and for the period March 22, 1995 through June 30, 2000, its version of the Tax-Favored Savings Program shall be named "The Care Program".

  RightCHOICE Managed Care, Inc.
                              Participating Employer

/s/ Hester Owens                   /s/ M L Berger
Attest                             Authorized Signature

Sr. Benefits Admin.                VP HR
Title                              Title

                                   12/20/00
                                   Date


                                   APPROVED:
                                   National Employee Benefits Committee

                                   By: /s/ Steve Glowiak
                                        Assistant Secretary
J:neba\compliance\documents\401k\cust\241 Ex C-IV.doc


                  Exhibit D:  Adoption of Trust



Employer:      RightCHOICE Managed Care, Inc.

Program Effective Date:  June 1, 1987
Adoption Agreement
Effective Date:          July 1, 2000

Trust Effective Date:    June 30, 2000


1.   Establishment and Acceptance of Trust

      In accordance with Section 1 of the Master Trust Agreement, the Employer hereby establishes with the Trustee a trust consisting of such money or other property as shall from time to time be paid or delivered to or deposited with the Trustee under the terms of the Master Trust Agreement, and of all interest and earnings thereon.

     By its signature below, the Trustee hereby accepts the Trust established by the Employer hereunder under the terms and conditions of the Master Trust Agreement. The Trustee is signing below solely as a party to the Master Trust Agreement and the Trust and not as a party to the Employer's Program.

     The Trust shall be effective as of the date of the Trustee's signature as set forth below ("Trust Effective Date").

2.   Amendment of Trust for Employer's Program

     If this box [x] is checked, the Employer, the Committee and the Trustee agree to amend the Master Trust Agreement for the Employer's Program in accordance with the amendments at Exhibit E to this Adoption Agreement.

3.   Investments

     In accordance with Section 4 of the Master Trust Agreement, the Employer designates the Investment Funds and the Default Fund(s) for the Employer's Program on Exhibit F to this Adoption Agreement, as amended from time to time. The Employer acknowledges and agrees that, if the Employer does not timely provide instructions to the Trustee with respect to the investments of the Employer's Program, the Trustee may seek instructions from the Committee with respect to the investment of the Trust and, in its sole discretion, the Committee may elect to provide instructions. If the Committee provides instructions to the Trustee, the Trustee will comply with the Committee's instructions until the Employer provides new instructions.

4.   Receipt of Trust Agreement

      The  Employer  has  received a copy  of  the  Master  Trust
Agreement  and  acknowledges that under the terms of  the  Master
Trust Agreement:

       a. The Employer shall receive from the Trustee, electronically or in writing, a trial balance report setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee for the Employer's Trust and the value of the Trust as of the date of the report. If provided electronically, the report shall be posted each business day. If provided in writing, the report shall be provided on a monthly basis. Upon expiration of twelve (12) months from the date that the trial balance report is posted electronically, or delivered to the Employer if provided in writing, the Trustee shall not have any liability or accountability to the Employer with respect to the propriety of the Trustee's acts or omissions specifically shown on the face of such trial balance report, except for acts and omissions as to which the Employer files an objection with the Trustee or as otherwise provided under Section 6(b) of the Master Trust Agreement.

      b. To the extent that the Committee allocates to the Employer (in accordance with Section 11.2 of the Program, as amended) authority to act as Administrator with respect to the Employer's Program and Trust, the Employer shall have the sole power, duty and responsibility to act as the Administrator under the Master Trust Agreement and to communicate with the Trustee with respect to such allocated matters. The Committee shall not have any responsibility to act with respect to any allocated matters and shall not be liable for any act or omission of the Employer in connection with such allocated matters.

      c. With respect to any matter for which the Committee or the Association (acting as Administrator under the Trust Agreement) is responsible under the terms of the Master Trust Agreement, the Employer and the Employer's Program shall be bound by the decisions, instructions, actions and directions of the Committee and the Association.

5.   Notices

      Notices under the Master Trust Agreement shall be sent to the Employer at the following address:

     Name:     Larry Glascott,
               Vice President, Corporate Controller & Treasurer
     Address:  RightCHOICE Managed Care, Inc.
               1831 Chestnut Street
               St. Louis, MO  63103-2275
               Facsimile Number:  ________________________________

      IN WITNESS WHEREOF, the Employer hereby executes this Schedule D to adopt the Master Trust Agreement and establish a Trust for the Employer's Program in accordance with the Master
Trust Agreement:

                            RightCHOICE Managed  Care, Inc.
                            ("Employer")
Attest:
/s/ Hester Owens           By: /s/ ML Berger  6/21/00

Sr. Benefits Admin.            VP HR

Title                          Title


      The TRUSTEE hereby accepts the Trust established hereunder for the Employer's Program, effective as of the 30th day of June, 2000.

                            FIDELITY MANAGEMENT
                               TRUST COMPANY
Attest:
 /s/                        By: /s/


Clerk                       VP FITSCo

Title                       Title



                 EXHIBIT E TO ADOPTION AGREEMENT
                  AMENDMENT TO TRUST AGREEMENT

     This Amendment ("Amendment"), which is effective as of the date agreed to by the parties as set forth below, amends the MASTER TRUST AGREEMENT ("Trust Agreement") dated June 17, 2000, made by and among the BLUE CROSS AND BLUE SHIELD ASSOCIATION (the "Association"), the NATIONAL EMPLOYEE BENEFITS COMMITTEE OF THE ASSOCIATION (the "Committee"), the FIDELITY MANAGEMENT TRUST COMPANY (the "Trustee"), and certain employers, including RightCHOICE Managed Care, Inc. (the "Employer").

                           WITNESSETH

     WHEREAS, Section 14 of the Trust Agreement provides that the Trust Agreement may be amended at any time by written agreement among the Trustee, Committee and the Employer with respect to the Employer's Program, and
      WHEREAS, the Employer desires to make available to participants, in addition to any other Investment Funds selected by the Employer in the Adoption Agreement, an Investment Fund invested primarily in common stock of the Employer;

    NOW THEREFORE, the parties agree as follows:

1. Section 4(a) is amended by deleting the word "and" from subsection 4(a)(iv), adding the word "and" at the end of subsection 4(a)(v), and adding new subsection 4(a)(vi):
           (vi) an investment fund (the "Stock Fund") consisting primarily of investments in the common stock or equity securities issued by the Employer which are publicly-traded and constitute "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Stock") , in accordance with Section 4(i).

2. Section 4 is further amended by adding a new Section 4(i), as follows:

(i) Stock Fund. Trust investments in the common stock of the Employer ("Stock") shall be made via the Stock Fund, which shall consist primarily of shares of Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings shall include Colchester Street Trust: Money Market
Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Employer and Trustee. The Employer shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments, and the Trustee shall be responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. In addition, investments in Stock and the operation of the Stock Fund shall be subject to the following:

(i) Acquisition Limit. The Trust may be invested in Stock to the extent necessary to comply with investment directions in accordance with the terms of the Employer's Program and this Trust Agreement.

(ii) Responsibility of Employer. In accordance with the Employer's Program, the Employer is the named fiduciary responsible for designating Investment Funds for the Employer's Program, including the Stock Fund. Subject to Section 1, the Trustee shall not be liable for any loss or expense which arises from the Employer's directions with respect to the acquisition and holding of the Stock.

(iii) Unitization; Purchases and Sales of Units. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of the Stock, short-term investments and at times, receivables for dividends and/or Stock sold and payables for Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon the New York Stock Exchange closing price of the Stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Stock is traded ("Closing Price"). The NAV may be adjusted by dividends paid on the shares of Stock held by the Stock Fund, gains or losses realized on sales of Stock, appreciation or depreciation in the market price of those shares owned, interest on the short-term investments held by the Stock Fund, expenses that, pursuant to Employer direction, the Trustee accrues from the Stock Fund, and commissions on purchases and sales of Stock. Purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfers of funds (if applicable) necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the operational guidelines attached hereto as Schedule "D." The Trustee may follow written directions from the Employer to deviate from the above unit purchase and sale procedures.

(iv) Purchase and Sales of Stock.
(A) Open Market Purchases. The Trustee shall purchase and sell the Stock on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that, if the Trustee is either (1) unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or (2) prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Employer to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Employer.

(B) Use of an Affiliated Broker. The Employer hereby directs the Trustee to effect all purchases and sales of the Stock made on the open market through Fidelity Capital Markets ("Capital Markets"), unless otherwise directed by the Employer. Capital Markets may execute such directions directly or through its affiliate, National Financial Services Corporation or any successor entity thereto ("NFSC"). As consideration for such brokerage services, the Employer agrees that Capital Markets shall be entitled to remuneration pursuant to this direction in an amount of no more than three and one-fifth cents ($.032)
commission  on  each  share  of  Stock.   Any  change   in   such
remuneration may be made only by a signed agreement between Employer and Trustee. Any successor organization of Capital Markets or NFSC, through reorganization, consolidation, merger or similar transactions, shall upon consummation of such transaction, become the successor broker in accordance with the terms of this direction. The Trustee and Capital Markets shall continue to rely on this direction until notified to the contrary. The Employer reserves the right to terminate this direction at any time upon reasonable advance written notice to Capital Markets (or its successor) and the Trustee. The Trustee shall provide the Employer with a description of Capital Markets' brokerage placement practices and shall provide the Employer with access to on-line reports which summarize the securities transaction-related charges incurred by the Trust.

(C) Purchases and Sales From or To Employer. If directed by the Employer in writing before a trading date, the Trustee may purchase or sell Stock from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If contributions under the Program are to be invested in Stock, the Employer may transfer Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred shall be determined by dividing the total amount of Stock to be purchased or sold by the Closing Price as determined under Section 4(i)(iii).

(v) Exercise of Voting and Other Rights. In connection with each matter brought before an annual or special stockholder's meeting of the issuer of the Stock, or with respect to any tender or exchange offer made with respect to the Stock, each participant having an interest in the Stock Fund (or, if applicable his or her beneficiary or an alternate payee) shall have the right to direct the Trustee as to the manner in which to vote, tender or exchange (as the case may be) the number of whole and partial shares of Stock represented by the participant's interest (both vested and nonvested) in the Stock Fund. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Stock, or in the case of any tender or exchange offer relating to the Stock, the Trustee shall deliver a copy of the notice and the proxy solicitation, or such other materials as are provided to shareholders of the Stock in the case of a tender offer or exchange, to each participant (or, if applicable, to a beneficiary or an alternate payee) with an interest in the Stock Fund, together with a voting direction form for return to the Trustee or its designee in a manner consistent with Section 404(c) of ERISA and Department of Labor Regulations at 29 CFR section 2550.404(c)-1(b). The Trustee shall vote, tender, or exchange (as the case may be) the shares of Stock as directed by each participant (or, if applicable, by the beneficiary or alternate payee). The Trustee shall not vote, tender, or exchange shares for which it receives no voting directions provided that the Trustee (or its delegate) has in fact delivered a copy of the proxy or other appropriate shareholder materials to participants (or, if applicable, to a beneficiary or an alternate payee) as required hereunder. When the issuer of the Stock prepares for any annual or special meeting, the Employer shall notify the Trustee at least thirty
(30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Employer shall certify to the Trustee that the aforementioned materials represent the same information that is distributed to shareholders of the Stock. All printing, mailing, tabulation and other costs associated with voting the Stock shall be paid from the Stock Fund, unless paid by the Employer.

(vi) Securities Law Reports. The Employer shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Stock pending the filing of any report. The Trustee shall provide to the Employer such information on the Trust's ownership of Stock as the Employer may reasonably request in order to comply with Federal or state securities laws.

(vii) Conversion. All provisions in this Section 4(i) shall also apply to any securities received as a result of a conversion of Stock.

3. Schedule "D," which is attached to this Amendment, is added to the Trust Agreement, and adopted as part of this Trust
Agreement.

      IN WITNESS WHEREOF, the Employer, Committee and Trustee hereby execute this Amendment to the Master Trust Agreement to be effective as of June 30, 2000.

NATIONAL EMPLOYEE BENEFITS     RightCHOICE  MANAGED   CARE,
     COMMITTEE                 INC.

By: /s/ Steve Glowiak          By: /s/ ML Berger    6/21/00

Title: Assistant Secretary     Title: VP HR

                               FIDELITY MANAGEMENT
                                  TRUST COMPANY

                               By: /s/

                               Title: VP-FITSCo


J:neba\compliance\documents\401k\cust\241 Ex E


           Exhibit F:  Selection of Investment Options


Employer:           RightCHOICE Managed Care, Inc.

Program Effective Date:  June 1, 1987

Adoption Agreement
Effective Date:          July 1, 2000


     This Exhibit F to the Adoption Agreement, as amended from time to time, sets forth the Investment Funds (as defined by
Section 1.27 of the Program, as amended) to be offered under the Employer's Program. The Investment Funds selected on this Exhibit F shall be effective as of June 30, 2000.

     The Employer acknowledges that Section 5.2(b)(2) of the Program, as amended, requires the Employer to designate a "broad range of investment alternatives" as described by Section 404(c) of ERISA and Dept. of Labor Reg. 2550.404c-1. This requirement would be satisfied if the Employer selects, as a minimum, the following to be Investment Funds under the Employer's Program:
U.S. Equity Index Commingled Pool, Fidelity Large Cap Value Collective Trust for Blue Cross and Blue Shield Plans, Fidelity Growth Company Fund, Fidelity Low-Priced Stock Fund; Provident Investment Counsel Small Company Growth Fund A, Fidelity Diversified International Fund, Fidelity U.S. Bond Index Fund, and either (a) the Stable Value Fund or (b) Managed Income Portfolio II.

1.   National Program Investment Options

The  Employer  selects the following National Program  Investment
Options (as described by Section 5.1(a) of the Program, as amended) to be Investment Funds under the Employer's Program:

    Large Cap Equity
   [x]   U.S. Equity Index Commingled Pool
   [x] Fidelity Large Cap Value Collective Trust for Blue Cross and Blue Shield Plans
   [x]   Fidelity Growth Company Fund

    Small Cap Equity
   [x]   Fidelity Low-Priced Stock Fund
   [x]   Provident Investment Counsel Small Company Growth Fund A

    International
   [x]   Templeton Developing Markets Trust A
   [x]   Fidelity Diversified International Fund

    Fixed Income
   [x]   Fidelity U.S. Bond Index Fund

    Stable Value
   [ ]   Managed Income Portfolio II ("MIP II")*

*MIP II is not available if any assets in the Employer's Program are invested in the INVESCO IRT Stable Value Fund on the effective date of this Exhibit F.

   [x]   Stable Value Fund**

**The Employer must select the Stable Value Fund if any assets in the Employer's Program are invested in the INVESCO IRT Stable
Value Fund on the effective date of this Exhibit F. The Stable Value Fund will primarily invest in MIP II, but will include interests in the INVESCO IRT Stable Value Fund and cash investments for liquidity purposes until all interests in the INVESCO IRT Stable Value Fund purchased before the effective date of this Exhibit F have been liquidated. New contributions to the Stable Value Fund and amounts redeemed from the INVESCO IRT Stable Value Fund will be invested in MIP II, except as required for liquidity purposes.

Money Market
   [ ]   Fidelity Money Market Trust:  Retirement Money Market Portfolio***

***The Fidelity Money Market Trust: Retirement Money Market Portfolio is not available unless the Employer's Program offers a money market fund before the effective date of this Exhibit F. "Equity wash" restrictions, as described by Paragraph 3 of this Exhibit F, will apply to the Program if the Fidelity Money Market
Trust: Retirement Money Market Portfolio and either the Stable Value Fund or MIP II are selected.

    Strategy Funds
    [x]  Fidelity Freedom Income Fund
    [x]  Fidelity Freedom 2000 Fund
    [x]  Fidelity Freedom 2010 Fund
    [x]  Fidelity Freedom 2020 Fund
    [x]  Fidelity Freedom 2030 Fund

 [x] Mutual Fund Window If selected, Participants may invest in any Fidelity Mutual Funds and Non-Fidelity Mutual Funds available through Fidelity's FundsNet(R) program. The list of available funds is incorporated into the Master Trust Agreement as Schedule "C," as amended from time to time.

2.   Other Investment Options

      Subject to Section 5.1(b) of the Program, as amended, and the Master Trust Agreement, the Employer directs the Trustee to offer the following investments as Investment Funds under the Employer's Program.

An employer stock fund (containing in significant part common stock of RightCHOICE Managed Care, Inc.) in accordance with the terms of Exhibit E)

The Employer acknowledges that, to the extent that the Employer designates any Investment Fund that is not a National Program Investment Option: (a) the Employer is solely responsible for determining whether such Investment Fund is appropriate for the Program, and (b) the Committee, the Association and the Trustee do not have any responsibility for determining whether such Investment Fund is appropriate for the Employer's Program.

3.   "Equity Wash" Restrictions

      If the Employer selects the MIP II or the Stable Value Fund and also selects an Investment Fund that is a "competing fixed income fund," a 90-day "equity wash" restriction will apply to Participant exchanges from MIP II or the Stable Value Fund (as applicable to the Employer's Program). A "competing fixed income fund" will include the Fidelity Money Market Trust: Retirement Money Market Portfolio (if designated by the Employer) or any other money market mutual fund, short-term bond mutual fund, or similar funds (including without limitation any such funds available to Participants under the Mutual Fund Window). Contributions and exchanges into the Stable Value Fund or MIP II (as applicable) are not restricted. Amounts exchanged from the Stable Value Fund or MIP II (as applicable) may not be transferred into a competing fixed income option and must be held in another Investment Fund for 90 days before transferred into a competing fixed income option.

4.   Default Fund

      a.   Forfeitures shall be invested in the following Default Fund:

[ ]   Fidelity Money Market Trust: Retirement  Money  Market Portfolio
[x]   Other: Fidelity Freedom Income Fund

      b. A default fund is also required for the investment of undirected automatic Basic Contributions elected under Section
3.1 of the Program, as amended, for amounts held in a separate account in connection with the pending qualification of a domestic relations order (if required), and for any other undirected funds. As required by Section 5.2(a)(3) of the Program, as amended, the Default Fund shall be:

[x]    Fidelity Freedom Income Fund
[ ]       The Freedom family of funds, based on the Participant's birth date.
[ ]     Other* _________________________________

*If the Employer includes a competing fixed income fund (as described by Paragraph 3 of this Exhibit F), neither the Stable
Value Fund nor MIP II may be the Default Fund.

      IN  WITNESS  WHEREOF,   the Employer and  Committee  hereby
execute this Exhibit F naming the Investment Funds to be offered under the Employer's Program, to be effective as of the date set forth above.

NATIONAL EMPLOYEE BENEFITS            EMPLOYER
     COMMITTEE                        RightCHOICE  Managed   Care, Inc.

By: /s/ Steve Glowiak                 By: /s/ ML Berger 6/21/00

Title: Assistant Secretary            Title: VP HR


      The  TRUSTEE  acknowledges the Employer's  directions  with
respect  to  the  Investment  Funds  to  be  offered  under   the
Employer's Program, provided that this Exhibit F shall not be effective until acknowledged by the Trustee.

                               FIDELITY MANAGEMENT
                                  TRUST COMPANY
Attest:
/s/                            By: /s/

Clerk                          VP-FITSCo
Title                          Title

          EXHIBIT G:  Administrative Services Agreement


Employer:           RightCHOICE Managed Care, Inc.

Program Effective Date:  June 1, 1987
Adoption Agreement
Effective Date:          July 1, 2000


     The Employer engages the Association, under the direction of the Committee, to provide administrative services to the
Employer's Program, and the Employer agrees to assist the Association in connection with the administration of the Program, under the terms and conditions set forth below.


1.   Authority of the Committee

      The Employer agrees that the Committee shall be responsible for and have control of the administration of the Employer's Program, with all powers necessary or convenient to enable it to carry out its duties in that respect; except to the extent that
(a) the Program provides otherwise, or (b) the Committee and Employer agree to the allocation of certain responsibilities to the Employer under Section 11.2 of the Program, as amended.

If  this  box  is checked [ ], the Committee and the  Employer  have
agreed   to   the   allocation  to  the   Employer   of   certain
responsibilities for the administration of the Program, as set forth in Exhibit H to this Adoption Agreement.

      The Committee shall periodically review the performance of the Trustee and Recordkeeper, and any Investment Manager appointed by the Committee, and shall have the power to dismiss the Trustee, Recordkeeper, or such Investment Manager, and appoint a new Trustee, Recordkeeper, or Investment Manager in its place, subject to the terms of the Master Trust Agreement and recordkeeping agreement made between the Recordkeeper, Committee and Association ("Recordkeeping Agreement").

      Decisions of the Committee on all matters within the scope of its authority shall be final and binding on the Employer and the Employer's Program except as otherwise provided by law.

2.   Recordkeeper/Program Administration Manual

      The Program provides the Committee authority to appoint a Recordkeeper to maintain and preserve records for each Participant relating to his or her participation in the Program. The Committee has engaged Fidelity Investments Institutional Operations Company to be the Recordkeeper with respect to the Employer's Program adopted by this Adoption Agreement under the terms and conditions of the Recordkeeping Agreement.

      The Recordkeeping Agreement requires the Recordkeeper to develop and maintain for each Employer's Program a manual incorporating the policies, procedures, and service standards applicable to the Recordkeeper's provision of services to the Program (the "Program Administration Manual"). The Recordkeeper will provide the Program Administration Manual for the review and approval of the Committee and the Employer. The Employer agrees to review the Program Administration Manual upon receipt and to approve the Program Administration Manual to the extent acceptable. Once approved, the Employer agrees to perform any functions required of the Employer in the Program Administration Manual in accordance with procedures specified therein, or if such performance is impractical, to seek an appropriate amendment to the Program Administration Manual.

      To the extent that the Committee allocates to the Employer (in accordance with Section 11.2 of the Program, as amended) authority to act as Administrator under the terms of the Recordkeeping Agreement in connection with the Employer's Program, the Employer shall have the sole power, duty and responsibility to act as the Administrator under the Recordkeeping Agreement and to communicate with the Recordkeeper with respect to such allocated matters. The Committee shall not have any responsibility to act with respect to any allocated matters and shall not be liable for any act or omission of the Employer in connection with such allocated matters.

3.   Duty to Furnish Information

      The Employer shall, whenever requested, and in the manner specified, furnish to the Committee or, where designated, to the Recordkeeper, any information that the Committee or the Recordkeeper may deem to be pertinent to, necessary or convenient in the operation of the Program, such as (without limitation):
(a) full and complete information with respect to each Participant, including but not limited to employment status, address, social security number, vesting dates, compensation, contributions, loan repayment information, investment selection, and withdrawal requests; (b) any information that the Recordkeeper or Association requires to process distributions and withdrawals; (c) any domestic relations orders or related correspondence relating to any Participant received by the Employer; (d) any information required by the Recordkeeper to complete non-discrimination testing services for the Employer's Program; and (e) any information required by the Association to complete the annual report for the Program on Form 5500. Where required, information submitted by the Employer shall be certified by an authorized employee of the Employer.

4.   Duty to Review Reports

      From time to time, in accordance with the Recordkeeping Agreement and the Program Administration Manual, the Recordkeeper will provide the Employer with reports and other information relating to the Employer's Program for its review. The Employer agrees to review all such reports within a reasonable period (but no more than thirty (30) days) and notify the Association and the Recordkeeper of any errors or discrepancies.

5.   Contributions and Loan Repayments

      The Employer agrees to timely forward to the Trustee all contributions to the Program and loan repayments on behalf of Participants in accordance with the procedures reviewed and approved by the Employer in the Program Administration Manual. The Employer shall not forward any funds by bank wire until the Recordkeeper notifies the Employer that all data required in connection with the contribution and loan repayment transactions is in good order and can be processed. The Employer shall bring any errors made in connection with the forwarding of contributions and loan repayments, and any related data, to the attention of the Committee, Trustee and Recordkeeper as soon as possible.

6.   Participant Enrollment and Elections

      a. Enrollments. Unless otherwise agreed by the Committee and Recordkeeper, Participant enrollments and contribution elections (other than in connection with automatic Basic Contributions, if permitted under the Program) shall be made telephonically or electronically by Participants in accordance with procedures established by the Recordkeeper with the Committee's approval.

      b. Investment of New Contributions and Loan Repayments. Contributions made by or on behalf of a Participant shall be invested by the Trustee in one or more of the Investment Funds as directed by the Participant in increments of 1%. Participants may change their election for the allocation of future contributions each business day the Trustee and New York Stock Exchange are open, except that:

If   this   box [ ] is  checked,  Participants  are   limited   to ___
number  of  changes for future contributions during each  Program
Year.

If this box [ ] is checked, Participants may only allocate their contributions in __% increments.

      c. Exchanges. Unless otherwise agreed by the Committee and the Recordkeeper, Participants may re-allocate the investment of their Accounts among the Investment Funds in increments of 1% or greater, in dollars, or by a number of shares (if applicable to the particular Investment Fund), and Participants may direct exchanges of amounts held in their Accounts among the Investment Funds on each business day the Trustee and New York Stock Exchange are open.

7.   Beneficiary Designations

     Select one:

        [x] The Recordkeeper shall maintain records of all Participants' Beneficiary designations and no Beneficiary designation or change in Beneficiary designation shall be effective until received by the Recordkeeper, provided that, if this Adoption Agreement reflects an amendment and restatement of an existing Program, any Beneficiary designation heretofore received by the Employer from a Participant shall be effective until a new Beneficiary designation form is received by the Recordkeeper.

           The Employer agrees that the Recordkeeper shall, after the effective date of this Adoption Agreement, seek new Beneficiary designation forms from Participants in the form and manner specified by the Recordkeeper and approved by the Committee. The Employer agrees to maintain any Beneficiary designations that the Employer may currently have on file and provide copies to the Recordkeeper on request.

        [ ]  The   Employer   shall  maintain   records   of   all
Participants'    Beneficiary   designations.    No    Beneficiary
designation  or  change  in  Beneficiary  designation  shall   be
effective unless provided in the form and manner specified by the Committee and received by the Employer. The Employer shall be
solely   responsible  for  making  sure  that   any   Beneficiary
designation received is properly completed and for maintaining all records of Beneficiary designations.

8.   Authorization of Persons to Act for the Employer

      The Employer shall designate the persons authorized to act on its behalf in providing directions to the Recordkeeper and the Trustee from time to time in the form and manner specified by the Committee.

9.   Program Expenses

      a. Association Administration Fee. For services provided to the Program, the Association shall receive a fee determined from time to time by the Committee with advance notice to the Employer. This fee is intended to reimburse the Association its expenses in providing administrative and other services to the Program, including but not limited to salaries, benefits and other expenses and overhead costs for Association staff that assists the Committee in carrying out its responsibilities with respect to the Program, the fees and expenses of attorneys, accountants, and other persons necessary for the operation of the Program, and the travel expenses of members of the Committee.

      b. Receipt of Fees by the Association. Under the Recordkeeping Agreement, the Recordkeeper has agreed to pay the Association $5 per participant annually in consideration for services that the Association provides to the Programs. In addition, if the market value of assets invested by the Program in actively-managed Fidelity Mutual Funds exceeds $600 million, the Recordkeeper shall pay to the Association a revenue-sharing fee as further described by the Recordkeeping Agreement. The Association reduces the Association Administration Fee otherwise payable by the Employer's Program by its allocable portion of the fees received from the Recordkeeper.

      c.    Payment  of  Program Expenses.   In  accordance  with
Section 11.7 of the Program, as amended, all reasonable and necessary expenses of administering the Program shall be paid by the Trust, except to the extent that the Employer pays such expenses. The Employer elects to pay the following fees on behalf of the Employer's Program, as such fees may be amended from time to time with advance notice to the Employer:

 [x]     Association  Administration Fee  (after  reduction  by  any amount payable by the Program through the Association's receipt of fees from the Recordkeeper), as such fee is determined from time to time by the Committee.

      [x]    Annual per participant fee of $9, payable to the Recordkeeper.

 [ ]    MIP II (charged at the rate of 0.15% annually of the average daily book value)

 [ ]    Stable Value Fund (0.15% annually on the portion invested in
MIP  II,  plus  expenses relating to investments in  INVESCO  IRT
Stable Value Fund)

      [ ]    U.S. Equity Commingled Index Pool (charged at the rate
of   0.10%  annually  of  the average  market  value  of  amounts invested)

       [ ]    Fidelity  Large Cap Value Collective  Trust  for  Blue
Cross  and  Blue  Shield Plans (charged at  the  rate  of   0.50%
annually of the average market value of amounts invested)

      [ ]   Other (specify):_________________________________________

If the Employer does not elect to pay some or all of the expenses of the Employer's Program, or the Employer does not pay within a reasonable time, a fee will be charged to each Participant's Account to cover the expenses. In the case of fees relating to a specific Investment Fund, a fee to cover such expenses shall be charged against the assets of the Investment Fund or to the Accounts of the Participants who have elected to have a portion or all of their Account invested in such Investment Fund, as directed by the Committee.

      d. Employer Direct Expenses. If the Employer elects, the Employer may notify the Committee of any reasonable and necessary direct expenses that the Employer incurs on behalf of the Employer's Program and the Committee shall arrange for reimbursement of the Employer from the assets of the Employer's Program as agreed by the Employer and the Committee, provided that the Employer may not obtain any reimbursement of direct expenses except to the extent permissible under ERISA.

APPROVED:

RightCHOICE Managed Care, Inc.
[Employer]

By: /s/ ML Berger
Title:  VP HR
Date:  6/21/00



H:ak\401k\amend\241 Fidelity AA